UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2020

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its Charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Perry Street Woodstock, Ontario Canada	N4S 3C4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 539-6109

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

REFERENCES

In this Current Report, references to “Joshua Gold Resources,” the “Company,” “we,” “our,” “us” and words of similar import refer to Joshua Gold Resources Inc., the Registrant.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in Canada, the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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competition within our chosen markets and industries; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission.

Item 1.01  Entry into a Material Definitive Agreement.

On January 15, 2020, Joshua Gold Resources executed an Agreement with DH Exploration Inc. of Timmins, Ontario (the “Seller”), which was the owner of a 100 percent interest in 11 mineral claims located in the Cochrane and Darcy Townships in northern Ontario, Canada, collectively known as the “Borden North Property” (the “Property”), by which the Company purchased all of the Seller’s interest in the Property, in exchange for 100,000 “unregistered” and “restricted” shares of the Company’s common stock together with a two percent net smelter royalty.  Under the terms of the Agreement, the Seller also granted to the Company the option to purchase 75 percent of this net smelter royalty (i.e., a 1.5 percent net smelter royalty) for one million Canadian dollars, exercisable at any time.

A copy of the Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto.

Item 7.01 Regulation FD Disclosure.

On February 12, 2020, the Company disseminated a press release with respect to its purchase of the Property as outlined under the heading “Entry into a Material Definitive Agreement” above, as well as certain other material developments.  See Item 9.01, Exhibit 99.

The information contained in this Item 7.01 and in Exhibit 99 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such Section 18.  Furthermore, the information contained in this Item 7.01 and in Exhibit 99 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.

Description of Exhibit

10

Agreement for the purchase of the Property

99

Press release dated February 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JOSHUA GOLD RESOURCES INC.

Date:	February 12, 2020	By:	/s/ Benedetto Fuschino
Benedetto Fuschino
President and Chief Executive Officer